UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021

Sypris Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bullitt Lane, Suite 450
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SYPR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01.  Other Events.

Sypris Solutions, Inc., a Delaware corporation (the “Company”), is filing this Current Report on Form 8-K to provide an update related to the status of its Paycheck Protection Program (the “PPP”) loan forgiveness application with the U.S. Small Business Administration (“SBA”).

As previously announced, on May 1, 2020, the Company executed a promissory note to BMO Harris Bank National Association (“BMO Harris”), as lender, in the aggregate principal amount of $3,558,000 (the “PPP Loan”) under the PPP. The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act and is administered by the SBA. The Company submitted its PPP loan forgiveness application and the loan necessity questionnaire to the SBA through BMO Harris.

On June 29, 2021, the Company received notification through BMO Harris that the PPP Loan has been fully forgiven by the SBA and the forgiveness payment date was June 28, 2021. The forgiveness of the PPP Loan will be recognized during the Company’s second fiscal quarter ending July 4, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2021	Sypris Solutions, Inc.

/s/ Anthony C. Allen
	By:	Anthony C. Allen
Vice President and Chief Financial Officer